United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2009

Monroe Bancorp
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

000-31951	35-1594017
(Commission File Number)	(IRS Employer Identification No.)

210 East Kirkwood Avenue, Bloomington, IN	47408
(Address of principal executive offices)	(Zip Code)

(812) 336-0201
Registrant's telephone number, including area code:

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 12, 2009, Monroe Bancorp (the "Company") issued a press release announcing its filing of a registration statement with the Securities and Exchange Commission for the offering of $12 million principal amount of a new issue of subordinated debentures.

A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The information contained in this Item 7.01 and the press release furnished herewith as Exhibit 99.1 shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits 99.1      Press Release issued by Monroe Bancorp, June 12, 2009

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Bancorp
Date: June 12, 2009	/s/ MARK D. BRADFORD Mark D. Bradford President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Press Release issued by Monroe Bancorp, June 12, 2009